Exhibit 99.1

Onconetix, Inc. Announces Positive Decision by Nasdaq Hearings Panel

CINCINNATI, Ohio, June 16, 2025 (GLOBE NEWSWIRE) -- Onconetix, Inc. (Nasdaq: ONCO) (“Onconetix” or the “Company”), a commercial-stage biotechnology company focused on the research, development, and commercialization of innovative solutions for men’s health and oncology, today reported that on June 11, 2025, the Company received a decision from the Nasdaq Hearings Panel granting the Company’s request for continued listing on The Nasdaq Stock Market, subject to the Company demonstrating compliance with the Nasdaq Listing Rule 5550(a)(2) (the “Periodic Filing Listing Rule”) by June 13, 2025 and the Nasdaq Listing Rule 5250(c)(1) (the “Bid Price Listing Rule”) on or before June 30, 2025.

The Nasdaq hearing on the matter was held on May 27, 2025. Since the hearing, Onconetix demostrated compliance with the Periodic Filing Listing Rule on June 12, 2025, after the filing of the Form 10-Q for the period ended March 31, 2025. The Company completed a 1-for-85 reverse stock split of its outstanding shares of common stock at 12:01 a.m. Eastern Time on June 13, 2025. The Company expects to demonstrate compliance with the Bid Price Listing Rule at the close of business on June 27, 2025.

About Onconetix, Inc.

Onconetix, Inc. is a commercial-stage biotechnology company focused on the research, development, and commercialization of innovative solutions for men’s health and oncology. The Company owns Proclarix, an in vitro diagnostic test for prostate cancer originally developed by Proteomedix and approved for sale in the European Union under the In Vitro Diagnostic Regulation. For more information, visit www.onconetix.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” and “intend,” among others. These forward-looking statements (including, without limitation, statements regarding the timing and effectiveness of the anticipated reverse split and compliance with applicable Nasdaq continued listing requirements) are based on Onconetix’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, market and other conditions; whether the Company will be able to regain and maintain compliance with Nasdaq’s applicable listing criteria and the effect of a delisting from Nasdaq on the market for the Company’s securities; whether a definitive agreement for the proposed transaction with Therapeutics, Inc. (“Ocuvex”) and any related financing will be entered into; whether such transactions, or any other contemplated transaction, may be completed with different terms, in an untimely manner, or not at all; whether the Company will be able to realize the benefits of a proposed transaction with Ocuvex; Onconetix’s ability to integrate the assets and commercial operations contemplated to be acquired from Ocuvex into the Company’s business; risks related to Onconetix’s ability to commercialize or monetize Proclarix and integrate the assets and commercial operations; risks related to the Company’s present need for capital to commercially launch Proclarix and have adequate working capital; risks related to Onconetix’s ability to attract, hire and retain skilled personnel necessary to commercialize and operate the Company’s commercial products; the failure to obtain and maintain the necessary regulatory approvals to market and commercialize Onconetix’s products; risks related to the Company’s ability to obtain and maintain intellectual property protection for its current products; and the Company’s reliance on third parties, including manufacturers and logistics companies. As with any commercial-stage pharmaceutical product or any product candidate under clinical development, there are significant risks in the development, regulatory approval and commercialization of biotechnology products. Onconetix does not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in Onconetix’s Annual Report on Form 10-K, filed with the SEC on June 2, 2025 and periodic reports filed with the SEC on or after the date thereof. All of Onconetix’s forward-looking statements are expressly qualified by all such risk factors and other cautionary statements. The information set forth herein speaks only as of the date thereof.

For more information:

Onconetix, Inc.
201 E. Fifth Street, Suite 1900

Cincinnati, OH 45202

Phone: (513) 620-4101

Investor Contact Information:

Onconetix Investor Relations
Email: investors@onconetix.com